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                                                                Exhibit No. 24

                               POWER OF ATTORNEY
                               -----------------

Re: 1996 Annual Report on Form 10-K -

        I, James E. Marley, as a Director of Armstrong World Industries, Inc., do hereby constitute and appoint, GEORGE A. LORCH or, in the case of his absence or inability to act as such, E. ALLEN DEAVER, my agent, to sign in my name and in my behalf the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and any amendments thereto, to be filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, with the same effect as if such signature were made by me personally.

                                                /s/ James E. Marley
                                        ------------------------------------
                                            James E. Marley

Dated February 27, 1997
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                                     - 2 -

                               (Exhibit No. 24)

All powers of attorney required to be filed are substantially identical in all material respects. Therefore, in accordance with SEC Regulation 229.601(a) Instruction 2, only the foregoing copy is being included except, however, that the manually signed copy filed with the Securities and Exchange Commission includes a complete set of powers of attorney.

All powers of attorney differ only from the form of the foregoing in that they are executed by the following parties in the capacities indicated on or about February 26, 1997, and the power by E. Allen Deaver appoints George A. Lorch only as his agent:

        Frank A. Riddick, III           Senior Vice-President, Finance
                                        (Principal Financial Officer)
        Bruce A. Leech, Jr.             Controller
                                        (Principal Accounting Officer)
        H. Jesse Arnelle                Director
        Van C. Campbell                 Director
        Donald C. Clark                 Director
        E. Allen Deaver                 Director
        James E. Marley                 Director
        J. Phillip Samper               Director
        Jerre L. Stead                  Director

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                                     - 3 -

                               (Exhibit No. 24)

I, L. A. Pulkrabek, Senior Vice-President and Secretary of Armstrong World Industries, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, do hereby certify that, at a meeting of the Board of Directors of said corporation duly held on the 24th day of February, 1997, at which a quorum was present and acting throughout, the following resolutions were adopted and are now in full force and effect:

                RESOLVED That the 1996 annual report on Form 10-K in the form presented to this meeting has been reviewed by the Board of Directors; and the execution thereof on behalf of the Company by George A. Lorch or
        E. Allen Deaver, with such changes therein and additions or deletions thereto as either of them and the legal counsel to the Company may approve, and the filing thereof with the Securities and Exchange Commission after being so executed by the requisite number of directors personally or by their respective attorneys-in-fact, are hereby authorized.

                FURTHER RESOLVED That the execution of the 1996 annual report on Form 10-K by George A. Lorch, Frank A. Riddick, III, and Bruce A. Leech, Jr., personally or by their respective attorneys-in-fact, as principal executive officer, principal financial officer, and principal accounting officer, respectively, of the Company, is hereby authorized.

IN WITNESS WHEREOF, I have hereunto set my hand and the seal of said corporation this 21 day of March, 1997.

                                                      /s/ L. A. Pulkrabek
                                                ------------------------------
                                                Sr. Vice President & Secretary

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